UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2024, KBR, Inc. (the “Company”) entered into Amendment No. 11 (the “Amendment”) to its existing Credit Agreement, dated as of April 25, 2018 (as amended by Amendment No. 1, dated as of November 12, 2018, Amendment No. 2, dated as of February 7, 2020, Amendment No. 3, dated as of July 2, 2020, Amendment No. 4, dated as of September 14, 2020, Amendment No. 5, dated as of November 18, 2021, Amendment No. 6, dated as of May 17, 2022, Amendment No. 7, dated as of December 30, 2022, Amendment No. 8, dated as of February 6, 2023, Amendment No. 9, dated as of June 6, 2023, and Amendment No. 10, dated as of July 26, 2023, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto and each of the subsidiaries of the Company party thereto.

The Amendment provides for an incremental term B loan facility (“Term Loan B”) in an aggregate principal amount of $1.0 billion and extends the Term Loan B maturity date by approximately four years, from February 7, 2027, to January 19, 2031.

In addition, the Amendment reduces the interest rate margin applicable to the Term Loan B.

On January 19, 2024, the Company borrowed the full $1.0 billion principal amount available under this additional loan and used the proceeds (a) to repay all amounts of principal and accrued interest outstanding under the Company’s existing term B loan facility, (b) to partially repay outstanding amounts of principal and accrued interest under the Company’s revolving credit facility and (c) to pay fees and expenses incurred in connection with the Company’s entry into the Amendment.

The Company’s entry into the Amendment and use of proceeds did not significantly impact the Company’s consolidated net leverage ratio as measured under the Credit Agreement immediately thereafter.

After giving effect to the Amendment, the other material terms and conditions in the Credit Agreement remain substantially unchanged and in full force and effect, including representations and warranties, affirmative and negative covenants and drawn and undrawn pricing grid.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment No. 11 to the Credit Agreement, dated as of January 19, 2024, with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, the lenders party thereto and each of the subsidiaries of the Company party thereto.

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

January 23, 2024	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary